                                                                     Exhibit 4.1


                             Incorporated in Bermuda

                                   MONDAY LTD


This is to certify that -



is/are the registered shareholders of:


No. of  Shares          Type of Shares          Par Value

-                        -                        -

Date of Record          Certificate Number      % Paid

-                        -                        -

The above shares are subject to the Memorandum of Association and Bye-laws of the Company and transferable in accordance therewith.
                        Given under the Common Seal of the Company

__________________________Director____________________________Director/Secretary